Exhibit 99.2

Bancorp Financial, Inc.

and Subsidiary

Consolidated Financial Report (Unaudited)

June 30, 2025

Bancorp Financial, Inc. and Subsidiary

Consolidated Balance Sheets

	June 30,	December 31,
	2025 (Unaudited)	2024
Assets
Cash and due from banks	$3,746,114	$3,715,884
Interest-bearing deposits in other banks	54,082,670	96,098,874
Federal funds sold	628,693	1,909,788
Cash and cash equivalents	58,457,477	101,724,546

Securities available for sale	118,265,341	123,529,246
Federal Home Loan Bank stock	1,957,500	1,957,500
Loans, net of allowance for credit losses of $20,878,811 and $20,649,494 (6/30/2025 and 12/31/2024)	1,201,231,298	1,182,974,472
Premises and equipment, net	2,055,002	2,263,978
Bank owned life insurance	13,916,252	13,722,350
Deferred tax asset, net	10,161,973	11,528,896
Accrued interest receivable and other assets	18,655,021	14,755,376
	$1,424,699,864	$1,452,456,364

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$68,363,890	$72,349,191
Interest-bearing	1,160,935,493	1,168,201,554
Total deposits	1,229,299,383	1,240,550,745

Notes payable	30,500,000	46,000,000
Accrued interest payable and other liabilities	12,921,841	16,045,834
Total liabilities	1,272,721,224	1,302,596,579

Commitments, Contingencies and Credit Risk

Stockholders’ Equity
Common stock, par value $1; authorized 5,500,000 shares; issued 3,068,566 and 2,799,606 shares (6/30/2025 and 12/31/2024)	3,068,566	2,799,606
Additional paid-in capital	47,493,600	47,256,679
Retained earnings	109,850,471	109,115,836
Accumulated other comprehensive (loss)	(8,433,997)	(9,312,336)
Total stockholders’ equity	151,978,640	149,859,785
	$1,424,699,864	$1,452,456,364

See Notes to unaudited Consolidated Financial Statements.

Bancorp Financial, Inc. and Subsidiary

Consolidated Statements of Income

(Unaudited)

	Six Months Ended
	June 30,
	2025	2024
Interest and dividend income:
Loans, including fees	$50,717,830	$47,261,955
Investment securities	2,239,308	2,366,718
Interest-bearing deposits in other banks	1,448,265	3,037,971
Federal funds sold	35,503	51,794
Total interest income	54,440,906	52,718,438

Interest expense:
Deposits	22,730,302	25,973,562
Notes payable and federal funds purchased	603,563	1,018,245
Total interest expense	23,333,865	26,991,807

Net interest income	31,107,041	25,726,631

Provision for credit losses - loans	6,700,000	5,747,474
Provision for credit losses - unfunded commitments	—	27,526
Provision for credit losses	6,700,000	5,775,000
Net interest income after provision for credit losses	24,407,041	19,951,631

Noninterest income:
Customer services fees	169,397	149,060
Income from bank owned life insurance	193,903	185,438
Net gain (loss) on repossessed assets	362,293	(96,972)
Powersport lending fee income	732,038	726,551
Other	174,672	169,290
Total noninterest income	1,632,303	1,133,367

Noninterest expenses:
Salaries and employee benefits	15,546,639	10,148,734
Occupancy and equipment expense	1,241,498	1,220,231
Data processing	3,149,004	2,792,969
FDIC Insurance	351,133	479,000
Legal fees	1,323,432	123,000
Professional fees	2,640,003	569,043
Marketing expense	342,026	419,126
Loan expense	534,957	617,618
Repossessed asset expenses	—	8,178
Powersport collection expenses	1,124,383	1,117,358
Printing	482,587	440,496
Other	1,450,074	1,837,758
Total noninterest expense	28,185,736	19,773,511

Income before income tax expense	(2,146,392)	1,311,487

Income tax (benefit) expense	(3,021,728)	253,717
Net income	$875,336	$1,057,770

See Notes to unaudited Consolidated Financial Statements.

Bancorp Financial, Inc. and Subsidiary

Consolidated Statements of Comprehensive Income

(Unaudited)

	Six Months Ended
	June 30,
	2025	2024
Net income	$875,336	$1,057,770
Other comprehensive income, before tax
Securities available for sale:
Unrealized net holding gain (loss) on securities	1,167,226	(815,705)
Reclassification adjustment for gains included in net income	—	—
Other comprehensive (loss) income, before tax	1,167,226	(815,705)
Income tax (expense) benefit applicable to other comprehensive income	(288,887)	201,887
Other comprehensive income (loss), net of tax	878,339	(613,818)
Comprehensive income	$1,753,675	$443,952

See Notes to unaudited Consolidated Financial Statements.

Bancorp Financial, Inc. and Subsidiary

Consolidated Statements of Stockholders’ Equity

(Unaudited)

				Accumulated
		Additional		Other
	Common	Paid-in	Retained	Comprehensive
	Stock	Capital	Earnings	Income (Loss)	Total
Balance, January 1, 2024	$2,776,642	$46,009,455	$104,591,436	$(8,321,175)	$145,056,358
Net income	—	—	1,057,770	—	1,057,770
Other comprehensive (loss)	—	—	—	(613,818)	(613,818)
Stock compensation expense	—	722,547	—	—	722,547
Issuance of 22,866 shares for employee stock awards, net of share redemptions	22,866	(180,086)	—	—	(157,220)
Dividends declared on common stock	—	—	(279,413)	—	(279,413)
Balance, June 30, 2024	2,799,508	46,551,916	105,369,793	(8,934,993)	145,786,224

Balance, January 1, 2025	$2,799,606	$47,256,679	$109,115,836	$(9,312,336)	$149,859,785
Net income	—	—	875,336	—	875,336
Other comprehensive income	—	—	—	878,339	878,339
Stock compensation expense	—	4,962,376	—	—	4,962,376
Issuance of 268,960 shares for employee stock awards, net of share redemptions	268,960	(4,725,455)	—	—	(4,456,495)
Dividends declared on common stock	—	—	(140,701)	—	(140,701)
Balance, June 30, 2025	$3,068,566	$47,493,600	$109,850,471	$(8,433,997)	$151,978,640

See Notes to unaudited Consolidated Financial Statements.

Bancorp Financial, Inc. and Subsidiary

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
	2025	2024
Cash Flows From Operating Activities
Net income	$875,336	$1,057,770
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	234,370	232,064
Amortization of securities, net	193,651	203,658
Provision for credit losses	6,700,000	5,775,000
Valuation adjustment for repossessed assets	—	8,178
Stock compensation expense	4,962,376	722,547
Loss on disposal of premises and equipment	2,352	—
(Gain) loss on sale of foreclosed and repossessed assets	(366,360)	96,972
Income from bank owned life insurance	(193,902)	(185,438)
Net decrease in deferred income taxes	1,078,036	459,751
Net (increase) decrease in accrued interest receivable and other assets	(3,802,008)	2,260,120
Net (decrease) in accrued interest payable and other liabilities	(3,002,003)	(3,555,944)
Net cash provided by operating activities	6,681,848	7,074,678

Cash Flows From Investing Activities
Proceeds from maturities, calls and paydowns of securities available for sale	6,237,480	3,329,709
Purchase of securities available for sale	—	(17,643,946)
Net (increase) decrease in loans	(27,112,953)	8,149,126
Purchase of premises and equipment	(88,748)	(80,086)
Proceeds from sale of premises and equipment	61,002	—
Proceeds from sale of repossessed assets	2,442,839	2,788,750
Net cash used in investing activities	(18,460,380)	(3,456,447)

Cash Flows From Financing Activities
Net (decrease) in noninterest-bearing deposits	(3,985,301)	(3,263,483)
Net (decrease) in interest-bearing deposits	(7,266,061)	(45,245,811)
Proceeds from issuance of notes payable	15,000,000	52,792,000
Repayment of notes payable	(30,500,000)	(50,292,000)
Dividends paid on common stock	(280,680)	(417,102)
Common stock issued in connection with employee awards, net of redemptions	(4,456,495)	(157,220)
Net cash used in financing activities	(31,488,537)	(46,583,616)
Net decrease in cash and cash equivalents	(43,267,069)	(42,965,385)

Cash and cash equivalents:
Beginning	101,724,546	119,291,099
Ending	$58,457,477	$76,325,714

Supplemental Disclosures of Cash Flow Information
Cash payments for:
Interest on deposits	$23,189,965	$26,122,313
Interest on other borrowings	795,877	1,023,594
Income taxes	2,214,820	1,171,762

Supplemental Schedule of Noncash Investment and Financing Activities
Transfer of loans to repossessed assets	$2,156,127	$2,713,439

See Notes to unaudited Consolidated Financial Statements.

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Summary of Significant Accounting Policies

Principles of consolidation and nature of business: The consolidated financial statements of Bancorp Financial, Inc. (the Company) include the accounts of the Company and its subsidiary. The Company is a bank holding company whose principal activity is the ownership and management of its wholly-owned subsidiary, Evergreen Bank Group (the Bank), formerly known as Evergreen Private Bank and Evergreen Community Bank. The Bank has a subsidiary, EB Group, LLC, that has been established to hold other real estate owned. All significant intercompany accounts and transactions have been eliminated in consolidation.

Nature of operations: The Bank generates residential, commercial and consumer loans. A substantial portion of the loan portfolio is represented by a nationwide powersport portfolio originated through a network of powersport dealers. The Bank receives deposits from customers located primarily in the Chicago Metropolitan area in addition to online savings deposits nationwide and utilizing the brokered deposit market. The Bank operates under an Illinois state bank charter and is subject to regulation by the Illinois Department of Financial and Professional Regulation and the Federal Deposit Insurance Corporation (FDIC).

Basis of financial statement presentation and accounting estimates: The unaudited consolidated financial statements include the accounts of Bancorp Financial, Inc. and the Bank. Significant intercompany accounts and transactions have been eliminated.

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). In preparing the accompanying consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expenses for the reporting period. The significant estimate that is particularly susceptible to change in a short period of time relates to the determination of the allowance for credit losses. Actual results could differ from this estimate.

In the opinion of management, the consolidated financial statements contain all the normal and recurring adjustments necessary for a fair statement of the financial position of the Company as of June 30, 2025 and December 31, 2024, and the results of its operations for the six months ended June 30, 2025 and 2024. Interim results do not necessarily represent annual results. Certain information and disclosures normally included in notes to consolidated annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted in these interim consolidated financial statements. These financial statements should be read in conjunction with Company's Audited Financial Statements for the year ended December 31, 2024.

Presentation of cash flows: For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, interest-bearing deposits in other banks and federal funds sold. Cash flows from FHLB stock, loans and deposits are reported net.

Securities available for sale: Securities classified as available for sale are those securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Decisions to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company’s assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are reported at fair value with unrealized gains or losses reported as accumulated other comprehensive income, net of the related deferred tax effect.

Purchase discounts are recognized in interest income using the interest method over the terms of the securities. Purchase premiums are recognized in interest income using the interest method over the earlier of the terms of the securities or the call date when applicable. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Debt securities available for sale are not within the scope of the current expected credit losses methodology, however, the accounting for credit losses on these securities is affected by ASC Subtopic 326-30 “Financial Instruments-Credit Losses-Available-for-Sale Debt Securities.” A debt security available for sale is impaired if the fair value of the security declines below its amortized cost basis. To determine the appropriate accounting, the Company must first determine if it intends to sell the security or if it is more likely than not that it will be required to sell the security before the fair value increases to at least the amortized cost basis. If either of those selling events is expected, the Company will write down the amortized cost basis of the security to its fair value. This is achieved by writing off any previously recorded allowance, if applicable, and recognizing any incremental impairment through earnings. If the Company neither intends to sell the security, nor believes it more likely than not that it will be required to sell the security, before the fair value recovers to the amortized cost basis, the Company must determine whether any of the decline in fair value has resulted from a credit loss, or if it is entirely the result of noncredit factors.

The Company considers the following factors in assessing whether the decline is due to a credit loss:

●	Extent to which the fair value is less than the amortized cost basis
●	Adverse conditions specifically related to the security, an industry, or geographic area (for example, changes in the financial condition of the issuer of the security, or in the case of an asset backed debt security, in the financial condition of the underlying loan obligors)
●	Payment structure of the debt security and the likelihood of the issuer being able to make payments that increase in the future
●	Failure of the issuer of the security to make scheduled interest or principal payments
●	Any changes to the rating of the security by a rating agency

Impairment related to a credit loss must be measured using the discounted cash flow method. Credit loss recognition is limited to the fair value of the security. Impairment is recognized by establishing an allowance for credit losses (ACL) through provision for credit losses. Impairment related to noncredit factors is recognized in other comprehensive income (OCI), net of applicable taxes. The Company did not recognize any impairment for the six month periods ended June 30, 2025 or 2024.

Federal Home Loan Bank stock: The Company, as a member of the Federal Home Loan Bank of Chicago (FHLB), is required to maintain an investment in capital stock of the FHLB. The stock does not have a readily determinable fair value as ownership is restricted and it lacks a ready market. As a result, this stock is carried at cost and evaluated periodically for impairment.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for credit losses, and net deferred origination fees. Interest income is accrued on the unpaid principal balance. Net deferred origination fees are recognized as an adjustment of the related loan yield using the interest method.

The Company’s loan portfolio is segmented as follows:

●	Commercial and industrial
●	Commercial real estate
●	Construction and development
●	Residential real estate
●	Home equity loans and lines of credit
●	Powersport
●	Installment and other

Generally, loans are considered past due when contractual payments are delinquent for 30 days or greater.

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Summary of Significant Accounting Policies (continued)

The accrual of interest on all loans, except for powersport loans and certain installment loans, is discontinued at the time the loan is 90 days past due (unless the credit is well-secured and in process of collection); or if any of the following conditions exist:

●	It becomes evident that the borrower will not make payments, or will not or cannot meet the terms for renewal of a matured loan;
●	When full repayment of principal and interest is not expected;
●	When the loan is graded “substandard”, is more than 30 days delinquent and the future accrual of interest is not protected by sound collateral values;
●	When the loan is graded “doubtful”;
●	When the borrower files bankruptcy and an approved plan of reorganization or liquidation is not anticipated in the near future; or
●	When foreclosure action is initiated.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current, the loan is well secured and in the process of collection and future principal and interest payments are not in doubt.

Powersport loans and certain installment loans are not put on nonaccrual status. These loans are charged-off at the earlier of the time management determines a loss or when the loan becomes 120 days delinquent. Powersport and certain installment loans where the borrower has filed a chapter 13 bankruptcy may remain as an active loan until it becomes past due over 180 days.

Allowance for credit losses: The ACL is established based upon the Company’s current estimate of expected lifetime credit losses on loans measured at amortized cost. The ACL on loans is increased by charges to provision for credit losses and reduced by charge-offs, net of recoveries. Management evaluates the appropriateness of the ACL on the loans quarterly. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change from period to period. The ACL represents the Company’s estimated risk of loss within the loan portfolio as of the reporting date. To appropriately measure expected credit losses, management disaggregates the loan portfolio into pools of similar risk characteristics or segments. These segments are established based on a variety of factors including, but not limited to, underwriting standards, collateral, and associated risks of certain portfolios. These risk categories and the relevant risk characteristics are as follows:

Commercial and industrial – Commercial and industrial loans are loans for commercial, corporate and business purposes, including issuing letters of credit. The Company’s commercial business loan portfolio is comprised of loans for a variety of purposes and generally is secured by equipment, machinery and other business assets. Commercial business loans generally have terms of five years or less and interest rates that float in accordance with a designated published index. Substantially all of such loans are secured and backed by the personal guarantees of the owners of the business or the SBA.

Commercial real estate – Commercial real estate loans are primarily secured by apartment buildings, office and industrial buildings, warehouses, and various special purpose properties. Although terms vary, commercial real estate loans generally have amortizations of 20 to 25 years, as well as balloon payments of two to five years, and terms which provide that the interest rates thereon may be adjusted based on a designated index.

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Summary of Significant Accounting Policies (continued)

Construction and development – Construction and development loans are primarily secured by land or building construction in process. Although terms vary, construction and development loans generally are interest only, as well as balloon payments of one to three years, and terms which provide that the interest rates thereon may be adjusted at the Company’s discretion, based on a designated index. Upon completion of the project, the loan may be converted to a commercial real estate loan by the Company or another lender.

Residential real estate – Residential real estate loans are generally smaller in size and are secured by nonfarm property containing one to four family dwelling units which include individual condominium dwelling units secured by an interest in the individual housing unit.

Home equity loans and lines of credit – Home equity loans and lines of credit are secured by residential real estate with a term normally ten years or less. Due to higher risk involved, home equity loans and lines of credit generally have higher interest rates than residential real estate mortgages.

Powersport – Powersport loans are originated through a network of dealers throughout the United States. These loans are primarily secured by motorcycles and off-road vehicles and generally have higher interest rates than mortgage loans. The risk involved in powersport loans is the type and nature of the collateral and, in certain cases, the absence of collateral.

Installment and other – Installment and other loans include both secured and unsecured loans that have been made for a variety of consumer purposes. Secured loans includes consumer loans purchased, solar loans purchased, collector car loans, manufactured housing loans and loans against marketable securities. The risk involved in installment and other loans is the type and nature of the collateral and, in certain cases, the absence of collateral.

Determining the Allowance for Credit Losses: The ACL is measured based upon management’s loan portfolio segmentation. The Company utilizes modeling methodologies that include quantitative analysis to estimate lifetime credit loss rates on each segment, based on origination year utilizing historical charge off percentages. The net-charge off percentage is applied to the outstanding balances to use in the calculation of the ACL for each loan segment.

Credit quality indicators, specifically the Company’s internal risk rating systems, reflect how the Company monitors credit losses and represent factors used by the Company when measuring the allowance for credit losses. Historical credit loss history is adjusted to incorporate reasonable and supportable third party economic forecasts on a qualitative basis. Reasonable and supportable forecasts consider the macroeconomic factors that are most relevant to evaluating and predicting expected credit losses in the Company’s financial assets.

Qualitative factors assessed by management include the following:

●	Economic factors;
●	Changes in lending policies and procedures, including changes in underwriting standards and collections, charge-offs, and recovery practices;
●	Changes in the experience, depth, and ability of lending management;
●	Changes in the nature and volume of the portfolio and terms of loans;
●	Changes in the quality of the organization’s loan review system;
●	Changes in the value of underlying collateral for collateral dependent loans;
●	Changes in the volume and severity of past due loans and other similar conditions;
●	The effect of other external factors (i.e. competition, legal and regulatory requirements) on the level of estimated credit losses; and
●	The existence and effect of any concentrations of credit and changes in the levels of such concentrations.

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Summary of Significant Accounting Policies (continued)

Individually evaluated loans are based on Criticized Asset Reports prepared for all watch list commercial loans, watch list Home Equity loans greater than $100,000, loans on non-accrual status, and loans delinquent 90 days or greater. No powersport loans are individually evaluated for impairment. These Criticized Asset Reports evaluate the collateral held and document if any specific reserve needs to be made for each individual loan.

The Company categorizes commercial and industrial, commercial real estate, construction and development, and consumer watch list loans into the following risk categories based on relevant information about the ability of borrowers to service their debt:

Pass – A Pass asset is well protected by the current worth and paying capacity of the obligor (or guarantors, if any) or by the fair value, less cost to acquire and sell, of any underlying collateral in a timely manner. Pass assets also include certain assets considered watch, which are still protected by the worth and paying capacity of the borrower but deserve closer attention and a higher level of credit monitoring.

Special Mention – A Special Mention asset has potential weaknesses that deserve management’s close attention. The asset may also be subject to a weak or speculative market or to economic conditions, which may, in the future, adversely affect the obligor. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the Company’s credit position at some future date. Special Mention assets are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification.

Substandard – Accrual – A Substandard - Accrual asset is an asset with a well-defined weakness that jeopardizes repayment, in whole or in part, of the debt. Payments are either delinquent, but are being made, or the obligation is both well secured and in the process of collection. These assets are characterized by the distinct possibility that the Company will sustain some loss of principal and/or interest if the deficiencies are not corrected. It is not necessary for a loan to have an identifiable loss potential in order to receive this rating.

Substandard – Non-Accrual – A Substandard – Non-Accrual asset is an asset with a well-defined weakness that jeopardizes repayment, in whole or in part, of the debt. These credits are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged. One or more payments are 90 days past due, and the obligation is not well secured. These assets are characterized by the distinct possibility that the Company will sustain some loss of principal and/or interest if the deficiencies are not corrected. It is not necessary for a loan to have an identifiable loss potential in order to receive this rating.

Doubtful – An asset that has all the weaknesses inherent in the Substandard classification, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions and values, highly questionable and improbable. The possibility of loss is extremely likely, but the magnitude is not identified at this point due to pending factors.

Loss – An asset, or portion thereof, classified as Loss is considered uncollectible and of such little value that its continuance on the Company’s books as an asset is not warranted. This classification does not necessarily mean that an asset has no recovery or salvage value; but rather, there is much doubt about whether, how much, or when the recovery would occur. As such, it is not practical or desirable to defer the write-off.

Powersport loans are assessed for credit quality based upon the FICO score of the borrowers at origination in addition to the contractual aging status of the loan and payment activity. Such assessment is completed at the end of each reporting period.

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Summary of Significant Accounting Policies (continued)

On an annual basis, an independent loan review is completed on a sample of commercial and industrial, commercial real estate and construction and development loans. The reviews are completed in enough detail to, at a minimum, validate the risk rating. Additionally, the reviews determine whether any documentation exceptions exist, appropriate written analysis is included in the loan file, and whether credit policies have been properly adhered to.

Annually, an independent review is also conducted for a sample of residential real estate, home equity loans and lines of credit, powersport, and installment and other loans in order to assess underwriting quality and adherence to policy.

Unfunded commitment reserve: The unfunded commitment reserve represents the expected credit losses on off-balance sheet commitments such as unfunded commitments to extend credit and standby letters of credit. However, a liability is not recognized for commitments that are unconditionally cancellable by the Company. The unfunded commitment reserve is recognized as a liability and included in other liabilities on the consolidated balance sheets, with adjustments to the unfunded commitment reserve recognized as a provision for credit loss expense in the consolidated statements of income. The unfunded commitment reserve is determined by estimating expected future fundings, under each segment, and applying the expected loss rates. Expected future fundings are based on historical averages of the likelihood of draws on outstanding commitments. The unfunded commitment reserve was $7,000 at both June 30, 2025 and December 31, 2024.

Repossessed assets: Repossessed assets include assets that have been recorded in satisfaction of debt and are initially recorded at fair value less estimated costs to sell, establishing a new cost basis. Subsequently, valuations are periodically performed by management and the assets are carried at lower of carrying amount or fair value less cost to sell. Unrealized losses and operating results from foreclosed and repossessed assets are shown in noninterest expenses on the consolidated statements of income.

Premises and equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method for buildings, furniture and equipment based on estimated useful lives of the assets. Leasehold improvements are depreciated over the term of the lease, including renewal options.

Leases: Right-of-use assets and lease liability amounts are determined based on the present value of remaining minimum lease payments, discounted using the Company’s incremental borrowing rate for the remaining life of the lease as of the date of adoption or at lease inception.

Bank owned life insurance: Bank owned life insurance is recorded at its cash surrender value, which is the estimated realizable value. The change in net asset value along with death benefit income, if any, is shown on the consolidated statements of income as income from bank owned life insurance.

Transfers of financial assets: Transfers of financial assets are accounted for as sales only when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right, free of conditions that constrain it from taking advantage of that right, to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Summary of Significant Accounting Policies (continued)

Revenue recognition: The Company completed its overall assessment of revenue streams and related contracts included in the guidance, including customer service fees, net gain or loss on sale of repossessed assets, and other non-interest related fees.

●	Customer service fees – Revenue from service charges on deposit accounts is earned through deposit-related services; overdraft, non-sufficient funds, account analysis and other deposit- related fees. Revenue is recognized for these services either over time, corresponding with deposit accounts’ monthly cycles, or at a point in time for transaction related services and fees.
●	Net gain or loss on sale of repossessed assets – Gain or loss from the sale of repossessed assets is recorded when control of the property transfers to the buyer at the time of the auction or sale. The Company does not finance the sale of repossessed powersport assets.
●	Other – Revenue from these transaction-based fees are recognized at the point in time the transaction is executed.

Income taxes: Deferred taxes are provided using the liability method. Deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company shows net deferred taxes in the accompanying consolidated balance sheets.

The Company recognizes tax liabilities when the Company believes that certain positions may not be fully sustained upon review by tax authorities. Benefits from tax positions are measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. To the extent that the final outcome of a tax matter is different than the amount recorded, such difference impacts income tax expense in the period such determination is made. The Company did not have any material uncertain tax positions as of June 30, 2025 or December 31, 2024.

The Company would recognize interest and penalties on income taxes as a component of income tax expense.

The Company is generally no longer subject to U.S. federal or state and local income tax examinations by tax authorities for years before 2021.

Stock-based compensation: The Company estimates the fair value of stock-based awards on the date of grant. The value of the portion of the award that is ultimately expected to vest is recognized as expense in the Company’s consolidated statements of income over the requisite service periods. Compensation expense for stock-based awards is recognized using straight-line vesting for restricted shares.

Because stock-based compensation expense is based on awards that are ultimately expected to vest, stock-based compensation expense may be reduced to account for estimated forfeitures. The Company estimates forfeitures at the time of grant and revises them, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Summary of Significant Accounting Policies (continued)

Comprehensive income: Comprehensive income consists of net income and other comprehensive income (loss). Certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, net of deferred taxes, are reported as a separate component of the stockholders’ equity section of the consolidated balance sheets and are components of comprehensive income.

Reclassifications: Certain amounts in the 2024 consolidated financial statements have been reclassified to conform to the 2025 presentation with no effect on net income or stockholders’ equity.

Subsequent events: On July 1, 2025, Old Second Bancorp, Inc. (“Old Second”) completed its previously announced merger (the “Merger”) with Bancorp Financial, Inc. (“Bancorp Financial”), pursuant to the Agreement and Plan of Merger dated as of February 24, 2025 (the “Merger Agreement”). At the effective time of the Merger (the “Effective Time”), Bancorp Financial merged with and into Old Second, with Old Second surviving the Merger. Immediately following the Merger, Evergreen Bank Group, an Illinois-chartered banking corporation and wholly-owned subsidiary of Bancorp Financial, merged with and into Old Second National Bank (“OSNB”), a national banking association and wholly- owned subsidiary of Old Second, with the OSNB continuing as the surviving bank.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each Bancorp Financial stockholder became entitled to receive, for each share of Bancorp Financial common stock held, 2.5814 shares of Old Second common stock and $15.93 in cash, without interest, with cash paid in lieu of any fractional shares. Each outstanding share of Old Second’s common stock remained outstanding and was unaffected by the Merger.

On June 30, 2025 and immediately prior to closing the acquisition, the vesting of 324,916 restricted stock units was accelerated as a result of the acquisition triggering the change in control agreements for certain individuals and resulted in $4,562,081  of compensation and related taxes expense. The accelerated vesting was approved by the board of directors and legal counsel due to the acquisition being substantially completed at the time.

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 2. Securities

Carrying amounts and fair values of securities available for sale are summarized as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
June 30, 2025	Cost	Gains	Losses	Value
U.S. government sponsored agencies	$18,677,736	$—	$1,255,502	$17,422,234
Residential mortgage-backed securities	68,543,794	93,446	5,649,057	62,988,183
Municipal bonds	41,506,870	6,200	4,293,002	37,220,068
Corporate and other securities	744,911	—	110,055	634,856
Total securities	$129,473,311	$99,646	$11,307,616	$118,265,341

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
December 31, 2024	Cost	Gains	Losses	Value
U.S. government sponsored agencies	$20,908,385	$—	$1,793,437	$19,114,948
Residential mortgage-backed securities	72,103,221	35,972	6,717,308	65,421,885
Municipal bonds	42,147,925	8,303	3,877,397	38,278,831
Corporate and other securities	744,911	—	31,329	713,582
Total securities	$135,904,442	$44,275	$12,419,471	$123,529,246

The following tables show the Company’s gross unrealized losses and fair value on investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

	Continuous unrealized		Continuous unrealized
	losses existing for less		losses existing greater
	than 12 months		than 12 months		Total
		Unrealized		Unrealized		Unrealized
Description of Securities	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
As of June 30, 2025:
U.S. government sponsored agencies	$—	$—	$17,422,234	$1,255,502	$17,422,234	$1,255,502
Residential mortgage-backed securities	13,036,524	101,106	41,576,208	5,547,951	54,612,732	5,649,057
Municipal bonds	8,557,296	409,185	28,155,792	3,883,817	36,713,088	4,293,002
Corporate and other securities	—	—	634,856	110,055	634,856	110,055
Total temporarily impaired securities	$21,593,820	$510,291	$87,789,090	$10,797,325	$109,382,910	$11,307,616

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 2. Securities (continued)

	Continuous unrealized		Continuous unrealized
	losses existing for less		losses existing greater
	than 12 months		than 12 months		Total
		Unrealized		Unrealized		Unrealized
Description of Securities	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
As of December 31, 2024:
U.S. government sponsored agencies	$—	$—	$19,114,948	$1,793,437	$19,114,948	$1,793,437
Residential mortgage-backed securities	15,174,639	260,340	42,793,405	6,456,968	57,968,044	6,717,308
Municipal bonds	8,290,009	188,736	28,979,633	3,688,661	37,269,642	3,877,397
Corporate and other securities	—	—	713,582	31,329	713,582	31,329
Total temporarily impaired securities	$23,464,648	$449,076	$91,601,568	$11,970,395	$115,066,216	$12,419,471

At June 30, 2025, there were a total of 133 securities in an unrealized loss position with a total of 10.3% depreciation. At December 31, 2024, there were a total of 136 securities in an unrealized loss position with a total of 10.8% depreciation.

Unrealized losses were related to changes in market interest rates and market conditions that do not represent credit-related impairments. The Company does not intend to sell securities that are in an unrealized loss position, and it is more likely than not that the Company will recover the amortized cost prior to being required to sell the debt securities. Full collection of the amounts due according to the contractual terms of the debt securities is expected; therefore, no ACL was recorded in relation to debt securities, and the impairment related to noncredit factors is recognized in OCI, net of applicable taxes.

The amortized cost and fair value of debt securities as of June 30, 2025, by contractual maturity are shown below. Expected maturities of residential mortgage-backed securities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Therefore, these securities are not included in the maturity categories in the following maturity summary.

	Amortized Cost	Fair Value
Due in less than one year	$—	$—
Due after one year through five years	12,677,736	12,139,424
Due after five through ten years	5,843,916	5,288,081
Due over 10 years	42,407,865	37,849,653
Residential mortgage-backed securities	68,543,794	62,988,183
	$129,473,311	$118,265,341

Securities available for sale with a carrying amount of approximately $17,576,000 and $71,522,000 at June 30, 2025 and December 31, 2024, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

There were no gross realized gains or gross realized losses on sales of securities available for sale for the six months ended June 30, 2025 and 2024.

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 3. Loans

The composition of loans is as follows:

	June 30,	December 31,
	2025	2024
Commercial and industrial	$38,438,461	$38,742,343
Commercial real estate	185,603,521	185,508,314
Construction and development	9,953,843	9,758,149
Residential real estate	7,254,523	7,662,328
Home equity loans and lines of credit	118,745,078	118,181,099
Powersport	701,744,580	697,101,902
Installment and other	165,393,399	151,611,889
	1,227,133,405	1,208,566,024
Less discount, deferred (fees) costs, net	(5,023,296)	(4,942,058)
Less allowance for credit losses	(20,878,811)	(20,649,494)
Loans, net	$1,201,231,298	$1,182,974,472

The following tables provide additional detail of the activity in the allowance for credit losses, by portfolio segment, for the six months ended June 30, 2025 and 2024:

	Six Months Ended June 30, 2025
			Construction		Home equity
	Commercial	Commercial	and	Residential	loans and		Installment
	and industrial	real estate	development	real estate	lines of credit	Powersport	and other	Total
Allowance for credit losses:
Beginning balance	$160,454	$2,357,563	$41,019	$37,357	$758,458	$15,558,392	$1,736,251	$20,649,494
Provision for credit losses	(42,124)	(176,923)	(3,601)	7,464	3,070	6,258,441	653,673	6,700,000
Loan recoveries	—	—	—	—	2,500	1,248,266	103,468	1,354,234
Loans charged-off	—	—	—	—	—	(6,846,619)	(978,298)	(7,824,917)
Ending balance	$118,330	$2,180,640	$37,418	$44,821	$764,028	$16,218,480	$1,515,094	$20,878,811

	Six Months Ended June 30, 2024
			Construction		Home equity
	Commercial	Commercial	and	Residential	loans and		Installment
	and industrial	real estate	development	real estate	lines of credit	Powersport	and other	Total
Allowance for loan losses:
Beginning balance	$147,968	$2,557,225	$6,477	$33,641	$846,900	$15,358,785	$2,113,813	$21,064,809
Provision for credit losses	107,502	309,929	27,801	3,497	119,326	4,222,995	956,424	5,747,474
Loan recoveries	—	—	—	—	2,084	1,532,096	128,969	1,663,149
Loans charged-off	—	—	—	—	—	(5,508,787)	(1,255,668)	(6,764,455)
Ending balance	$255,470	$2,867,154	$34,278	$37,138	$968,310	$15,605,089	$1,943,538	$21,710,977

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 3. Loans (continued)

The following table presents the contractual aging of the recorded investment by segment of loans as of June 30, 2025 and December 31, 2024:

	June 30, 2025
				Loans past
		30-59 Days	60-89 Days	due 90 days	Nonaccrual
	Current	Past Due	Past Due	or more	Loans	Total
Commercial and industrial	$38,438,461	$—	$—	$—	$—	$38,438,461
Commercial real estate	184,134,390	—	—	—	1,469,131	185,603,521
Construction and development	9,953,843	—	—	—	—	9,953,843
Residential real estate	7,052,638	—	201,885	—	—	7,254,523
Home equity loans and lines of credit	117,082,259	1,107,285	37,839	—	517,695	118,745,078
Powersport	687,717,571	9,139,665	3,186,376	1,700,968	—	701,744,580
Installment and other	164,292,383	429,848	239,895	384,491	46,782	165,393,399
Total	$1,208,671,545	$10,676,798	$3,665,995	$2,085,459	$2,033,608	$1,227,133,405

	December 31, 2024
				Loans past
		30-59 Days	60-89 Days	due 90 days	Nonaccrual
	Current	Past Due	Past Due	or more	Loans	Total
Commercial and industrial	$38,742,343	$—	$—	$—	$—	$38,742,343
Commercial real estate	184,037,968	295,689	—	—	1,174,657	185,508,314
Construction and development	9,758,149	—	—	—	—	9,758,149
Residential real estate	7,662,328	—	—	—	—	7,662,328
Home equity loans and lines of credit	117,081,354	424,885	88,809	—	586,051	118,181,099
Powersport	680,110,118	10,806,360	3,952,857	2,232,567	—	697,101,902
Installment and other	149,917,727	825,661	627,800	216,230	24,471	151,611,889
Total	$1,187,309,987	$12,352,595	$4,669,466	$2,448,797	$1,785,179	$1,208,566,024

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 3. Loans (continued)

The following tables present the recorded investment in nonaccrual loans and loans 90 days or more past due still on accrual by class of loans as of June 30, 2025 and December 31, 2024:

	June 30, 2025
	Nonaccrual	Nonaccrual	Total	Loans Past Due
	Loans with	Loans with	Nonaccrual	90 Days and Greater
	no ACL	ACL	Loans	Still Accruing
Commercial and industrial	$—	$—	$—	$—
Commercial real estate	294,474	1,174,657	1,469,131	—
Construction and development	—	—	—	—
Residential real estate	—	—	—	—
Home equity loans and lines of credit	339,385	178,310	517,695	—
Powersport	—	—	—	1,700,968
Installment and other	38,350	8,432	46,782	384,491
Total	$672,209	$1,361,399	$2,033,608	$2,085,459

	December 31, 2024
	Nonaccrual	Nonaccrual	Total	Loans Past Due
	Loans with	Loans with	Nonaccrual	90 Days and Greater
	no ACL	ACL	Loans	Still Accruing
Commercial and industrial	$—	$—	$—	$—
Commercial real estate	—	1,174,657	1,174,657	—
Construction and development	—	—	—	—
Residential real estate	—	—	—	—
Home equity loans and lines of credit	486,152	99,899	586,051	—
Powersport	—	—	—	2,232,567
Installment and other	6,990	17,481	24,471	216,230
Total	$493,142	$1,292,037	$1,785,179	$2,448,797

Estimated interest income that would have been recognized if loans on nonaccrual status had been current in accordance with their original terms for the six months ended June 30, 2025 and 2024 was $79,374 and $141,422, respectively.

Management’s evaluation as to the ultimate collectability of nonaccrual loans includes estimates regarding future cash flows from operations and the value of property, real and personal, pledged as collateral. These estimates are affected by changing economic conditions and the economic prospects of borrowers. Collateral dependent loans are loans in which repayment is expected to be provided solely by the underlying collateral and there are no other available and reliable sources of repayment. Loans are written down to the lower of cost or fair value of underlying collateral, less estimated costs to sell. The following tables present collateral dependent loans as of June 30, 2025 and December 31, 2024:

	June 30, 2025
				ACL
	Real Estate	Automobiles	Total	Allocation
Commercial real estate	$1,469,131	$—	$1,469,131	$1,174,657
Home equity loans and lines of credit	517,695	—	517,695	55,000
Installment and other	—	46,782	46,782	5,000
Total	$1,986,826	$46,782	$2,033,608	$1,234,657

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 3. Loans (continued)

	December 31, 2024
				ACL
	Real Estate	Automobiles	Total	Allocation
Commercial real estate	$1,174,657	$—	$1,174,657	$1,174,657
Home equity loans and lines of credit	586,051	—	586,051	60,000
Installment and other	—	24,471	24,471	11,013
Total	$1,760,708	$24,471	$1,785,179	$1,245,670

For commercial loans, the Company’s credit quality indicator is internally assigned risk ratings. Each commercial loan is assigned a risk rating upon origination. Consumer loans, excluding powersport loans, are assigned a risk rating once a loan is added to the watch list. The risk rating is reviewed on a periodic basis depending on the specific circumstances of the loan.

The following tables present the risk categories of loans evaluated by segment of loans based on the most recent analysis performed and the contractual aging as of June 30, 2025 and December 31, 2024:

	June 30, 2025
		Special	Substandard	Substandard
	Pass	Mention	Accrual	Non-Accrual	Doubtful	Loss	Total
Commercial and industrial	$38,254,773	$—	$183,688	$—	$—	$—	$38,438,461
Commercial real estate	171,030,000	1,354,164	11,750,226	1,469,131	—	—	185,603,521
Construction and development	9,953,843	—	—	—	—	—	9,953,843
Residential real estate	7,102,625	151,898	—	—	—	—	7,254,523
Home equity loans and lines of credit	118,034,626	192,757	—	517,695	—	—	118,745,078
Installment and other	164,962,124	—	384,493	46,782	—	—	165,393,399
Total	$509,337,991	$1,698,819	$12,318,407	$2,033,608	$—	$—	$525,388,825

	December 31, 2024
		Special	Substandard	Substandard
	Pass	Mention	Accrual	Non-Accrual	Doubtful	Loss	Total
Commercial and industrial	$38,166,748	$—	$575,595	$—	$—	$—	$38,742,343
Commercial real estate	161,426,946	10,370,782	12,535,929	1,174,657	—	—	185,508,314
Construction and development	9,758,149	—	—	—	—	—	9,758,149
Residential real estate	7,507,227	155,101	—	—	—	—	7,662,328
Home equity loans and lines of credit	117,400,467	194,582	—	586,050	—	—	118,181,099
Installment and other	151,370,708	—	216,709	24,472	—	—	151,611,889
Total	$485,630,245	$10,720,465	$13,328,233	$1,785,179	$—	$—	$511,464,122

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 3. Loans (continued)

For the powersport loan segment, the Company’s credit quality indicator is determined by the borrower’s FICO score at origination. The delinquency status of each FICO score band is updated on a daily basis by the Company’s loan system. The following tables show the breakdown of the powersport segment by FICO score.

	June 30, 2025
	FICO Scores
	730+	729-700	699-675	674-660	< 659	Total
Powersport	$381,710,739	$140,781,292	$80,962,720	$43,117,725	$55,172,104	$701,744,580

	December 31, 2024
	FICO Scores
	730+	729-700	699-675	674-660	< 659	Total
Powersport	$385,839,955	$144,603,153	$79,895,556	$45,545,840	$41,217,398	$697,101,902

The following table presents the amortized cost basis of loans at June 30, 2025 and 2024 that were modified for borrowers experiencing financial difficulty during the period indicated, by segment of loans and type of concession granted:

	June 30, 2025
			Combined
	Interest		Term Extension		% of Total
	Rate	Term	and Interest	Total Loans	Class of Loan
	Reduction	Extension	Rate Reduction	Modified	Portfolio
Powersport	$11,009	$53,456	$109,549	$174,014	0.02%
Installment and other	—	94,952	—	94,952	0.06%
Total of loans modified during the period	$11,009	$148,408	$109,549	$268,966	0.02%

	June 30, 2024
			Combined
	Interest		Term Extension		% of Total
	Rate	Term	and Interest	Total Loans	Class of Loan
	Reduction	Extension	Rate Reduction	Modified	Portfolio
Powersport	$61,424	$86,630	$49,252	$197,306	0.03%
Installment and other	71,764	72,791	—	144,555	0.10%
Total of loans modified during the period	$133,188	$159,421	$49,252	$341,861	0.03%

There were no modifications made on loan segments not listed above during the six months ended June 30, 2025 and 2024.

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 3. Loans (continued)

The Company closely monitors the performance of loans that are modified for borrowers experiencing financial difficulty to understand the effectiveness of its modification efforts. The following table depicts the payment performance of loans modified during the twelve months ended June 30, 2025 and 2024.

	June 30, 2025
			Loans past
	30-59 Days	60-89 Days	due 90 days	Total Past		Total
	Past Due	Past Due	or more	Due	Current	Modifications
Powersport	$24,768	$—	$26,838	$51,606	$281,465	$333,071
Installment and other	—	—	—	—	182,020	182,020
Total	$24,768	$—	$26,838	$51,606	$463,485	$515,091

	June 30, 2024
			Loans past
	30-59 Days	60-89 Days	due 90 days	Total Past		Total
	Past Due	Past Due	or more	Due	Current	Modifications
Powersport	$43,569	$—	$12,330	$55,899	$239,893	$295,792
Installment and other	—	—	—	—	208,501	208,501
Total	$43,569	$—	$12,330	$55,899	$448,394	$504,293

The following table summarizes the effects of loan modifications made during the periods indicated, for borrowers experiencing financial difficulty:

	June 30,
	2025		2024
	Weighted Average		Weighted Average
	Interest Rate	Term	Interest Rate	Term
	Reduction	Extension	Reduction	Extension
Powersport	3.88%	20.4 Months	2.79%	10.7 Months
Installment and other	0.00%	15.4 Months	1.25%	3.2 Months
Total of loans modified during the period	3.88%	18.6 Months	2.19%	8.1 Months

The following table provides the amortized cost basis of loans that had a payment default during the twelve-month period ended June 30, 2025 and 2024, after having been modified during the 12 months before default for borrowers experiencing financial difficulty. A default occurs when a loan is 90 days or more past due or transferred to non-accrual status.

	June 30, 2025
			Combined
	Interest		Term Extension
	Rate	Term	and Interest
	Reduction	Extension	Rate Reduction	Total
Powersport	$—	$22,302	$7,972	$30,274
Total loans with subsequent defaults	$—	$22,302	$7,972	$30,274

	June 30, 2024
			Combined
	Interest		Term Extension
	Rate	Term	and Interest
	Reduction	Extension	Rate Reduction	Total
Installment and other	$—	$56,432	$—	$56,432
Total loans with subsequent defaults	$—	$56,432	$—	$56,432

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 3. Loans (continued)

There were no residential real estate loans in the process of foreclosure as of June 30, 2025 or December 31, 2024.

Loans to directors, principal officers and companies in which they have a 10% or more beneficial ownership were made by the Company in the ordinary course of business on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than the normal risk of collectability or present unfavorable features. As of June 30, 2025, there were commitments aggregating $18,212,863 of which $18,177,738 were outstanding to directors, certain officers and related companies. As of December 31, 2024, there were commitments aggregating $18,527,953 of which $18,492,828 were outstanding to directors, certain officers and related companies.

Note 4. Deposits

The composition of deposits is as follows:

	June 30,	December 31,
	2025	2024
Noninterest-bearing accounts	$68,363,890	$72,349,191
NOW and money market accounts	157,277,794	124,397,939
Savings deposits	257,988,635	249,194,762
Time certificates, $250,000 and less	463,715,980	480,597,918
Time certificates, greater than $250,000	281,953,084	314,010,935
	$1,229,299,383	$1,240,550,745

At June 30, 2025, the scheduled maturities of time certificates are as follows:

2025	$513,546,205
2026	197,681,661
2027	21,748,711
2028	6,618,179
2029	5,138,815
2030	935,493
$745,669,064

The Company had approximately $115,002,000 and $149,678,000 of brokered deposits at June 30, 2025 and December 31, 2024, respectively, included above.

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 5. Notes Payable

Notes payable consists of :

	June 30,	December 31,
	2025	2024
Revolving loan	$8,000,000	$12,500,000
FHLB advance	22,500,000	33,500,000
	$30,500,000	$46,000,000

Revolving loan – The Company has a credit agreement secured by Evergreen Bank Group common stock and requires the Company to maintain certain financial covenants. At December 31, 2024, the Company had a $15,000,000 revolving credit agreement due April 30, 2025. At maturity, the revolving credit agreement was extended and the outstanding commitment amount was reduced to $8,000,000 with a maturity of August 29, 2025. Under the agreement, the interest rate on the revolving loan can be set at the Company’s discretion based on either the SOFR rate plus 2.85%, floating, or the prime rate minus 0.25%, floating, with an interest rate floor of 2.25%. The interest rate was 7.18% and 7.19% at June 30, 2025 and December 31, 2024, respectively. At both June 30, 2025 and December 31, 2024, the revolving credit agreement includes a non-usage fee of 0.25% on any undrawn amounts.

FHLB Advance – The Company entered into a Pledge Agreement with the Federal Home Loan Bank and began pledging loans in 2012. Under the agreement, the Company can borrow up to 76% of the book value of pledged 1-4 family real estate loans, 62% of the book value of pledged home equity loans and 98% of the current fair market value of pledged MBS agency securities. As of June 30, 2025, the Company has pledged assets with a collateral value of approximately $4,064,925 of 1-4 family real estate loans and $45,493,474 of home equity loans and lines of credit.

FHLB advances were as follows:

	June 30, 2025		December 31, 2024
	Contractual		Contractual
	Rate	Amount	Rate	Amount
Short term advance from FHLB, due January 2, 2025	0.00%	$—	4.46%	$15,000,000
Fixed-rate fixed term advance from FHLB, due June 2, 2025	0.00%	—	0.69%	3,500,000
Short term advance from FHLB, due July 1, 2025	4.45%	7,500,000	0.00%	—
Putable fixed rate advance from FHLB, due June 7, 2029	3.84%	10,000,000	3.84%	10,000,000
Putable fixed rate advance from FHLB, due June 13, 2029	3.68%	5,000,000	3.68%	5,000,000
		$22,500,000		$33,500,000

Principal payments over the next five years are as follows:

2025	$7,500,000
2026	—
2027	—
2028	—
2029	$15,000,000

As of June 30, 2025, $15,000,000 of the FHLB advances have a quarterly put option. On July 1, 2025, the revolving loan of $8,000,000 and the short-term advance from the FHLB of $7,500,000 were paid off.

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 6. Commitments, Contingencies and Credit Risk

Financial instruments with off-balance-sheet risk: The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are limited to commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. A summary of the Company’s commitments is as follows:

	June 30,	December 31,
	2025	2024
Commitments to extend credit	$157,504,637	$149,233,572
Letters of credit	148,125	479,170
	$157,652,762	$149,712,742

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness and determines the amount of collateral required based on management’s credit evaluation of the counterparty.

Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements and, generally, have terms of one year or less. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds collateral, which may include accounts receivable, inventory, property and equipment, income producing properties, supporting those commitments if deemed necessary. In the event the customer does not perform in accordance with the terms of the agreement with the third party, the Company would be required to fund the commitment. The maximum potential amount of future payments the Company could be required to make is represented by the contractual amount shown in the summary above. If the commitment is funded, the Company would be entitled to seek recovery from the customer. At June 30, 2025 and December 31, 2024, no amounts have been recorded as liabilities for the Company’s potential obligations under these guarantees.

Collateral held for both commitments to extend credit and letters of credit varies but may include securities, accounts receivable, inventories, property and equipment, and income-producing commercial properties.

Contingencies: Due to the nature of its business activities, the Company is subject to pending and threatened legal action which arises in the normal course of business. In the opinion of management, after considering the advice of its legal counsel, there is no pending or threatened legal action of any material consequence at June 30, 2025 and December 31, 2024.

Concentrations of credit risk: In addition to financial instruments with off-balance-sheet risk, the Company, to a certain extent, may be exposed to varying risks associated with concentrations of credit. Concentrations of credit risk generally exists if a number of counterparties are engaged in similar activities and have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by economic or other conditions.

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 6. Commitments, Contingencies and Credit Risk (continued)

The nature of the Company’s business requires that it maintain amounts due from banks and federal funds sold which, at times, may exceed federally insured limits. Management monitors these correspondent relationships and the Company has not experienced any losses in such accounts.

Note 7. Dividend Restrictions and Regulatory Capital Requirements

Bank regulations place restrictions upon the amount of dividends that can be paid to the Company by its subsidiary bank. The availability of dividends may be further limited because of the need to maintain capital ratios satisfactory to applicable regulatory agencies.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.

The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following tables) of total, Tier 1 and Common Equity Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital to average assets. Management believes the Bank meets all capital adequacy requirements to which it is subject as of June 30, 2025.

As of June 30, 2025, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, Tier 1 Common Equity, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank’s categories.

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 7. Dividend Restrictions and Regulatory Capital Requirements (continued)

The Bank’s actual capital amounts (in thousands) and ratios are presented in the table.

					Minimum
					To be Well Capitalized
			Minimum Capital		Under Prompt
			Requirement with		Corrective Action
	Actual		Capital Buffer		Provisions
As of June 30, 2025	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital (to Risk-Weighted Assets)	$180,920	14.02%	$135,459	10.50%	$129,009	10.00%
Tier 1 Capital (to Risk-Weighted Assets)	164,735	12.77%	109,657	8.50%	103,207	8.00%
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	164,735	12.77%	90,306	7.00%	83,856	6.50%
Tier 1 Capital (to Average Assets)	164,735	11.63%	56,677	4.00%	70,846	5.00%

					Minimum
					To be Well Capitalized
			Minimum Capital		Under Prompt
			Requirement with		Corrective Action
	Actual		Capital Buffer		Provisions
As of December 31, 2024	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital (to Risk-Weighted Assets)	$184,080	14.42%	$134,070	10.50%	$127,686	10.00%
Tier 1 Capital (to Risk-Weighted Assets)	168,061	13.16%	108,533	8.50%	102,149	8.00%
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	168,061	13.16%	89,380	7.00%	82,996	6.50%
Tier 1 Capital (to Average Assets)	168,061	11.38%	59,082	4.00%	73,853	5.00%

The Bank is subject to regulatory restrictions on the dollar amount of dividends it may declare and pay to the Company without prior regulatory approval. For the six months ended June 30, 2025 and year ended December 31, 2024, the Bank paid the Company $7,300,000 and $1,200,000 in dividends, respectively. In 2025 and 2024, the proceeds were used to pay principal and interest on outstanding debt.

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 8. Fair Value Measurements

The Company applies the accounting standard, Fair Value Measurements and Disclosures (the Standard), for assets and liabilities measured and reported at fair value. The Standard defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The Standard requires the use of valuation techniques that are consistent with the market approach, the income approach and/or the cost approach in the determination of fair value. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, the Standard establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

The fair value hierarchy is as follows:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

A description of the valuation methodologies used for assets and liabilities measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 8. Fair Value Measurements (continued)

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

The following tables summarize assets and liabilities measured at fair value on a recurring basis as of June 30, 2025, and December 31, 2024, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	Fair Value Measurements at June 30, 2025 Using
		Quoted Prices in	Significant Other	Significant Other
		Active Markets for	Observable	Unobservable
	June 30,	Identical Assets	Inputs	Inputs
	2025	(Level 1)	(Level 2)	(Level 3)
Securities available for sale:
U.S. government sponsored agencies	$17,422,234	$—	$17,422,234	$—
Residential mortgage-backed securities	62,988,183	—	62,988,183	—
Municipal bonds	37,220,068	—	37,220,068	—
Corporate and other bonds	634,856	—	634,856	—

	Fair Value Measurements at December 31, 2024 Using
		Quoted Prices in	Significant Other	Significant Other
		Active Markets for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
	2024	(Level 1)	(Level 2)	(Level 3)
Securities available for sale:
U.S. government sponsored agencies	$19,114,948	$—	$19,114,948	$—
Residential mortgage-backed securities	65,421,885	—	65,421,885	—
Municipal bonds	38,278,831	—	38,278,831	—
Corporate and other bonds	713,582	—	713,582	—

Securities available for sale: When available, quoted market prices are used to determine the fair value of investment securities and such items are classified within Level 1 of the fair value hierarchy. For other securities, the Company determines fair value based on various sources and may apply matrix pricing with observable prices for similar bonds where a price for the identical bond is not observable. Securities measured at fair value by such methods are classified as Level 2. During the six months ended June 30, 2025 and year ended December 31, 2024, there were no transfers between levels.

Bancorp Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 8. Fair Value Measurements (continued)

Assets and Liabilities Recorded at Fair Value on a Nonrecurring Basis

The Company may be required, from time to time, to measure certain assets and liabilities at fair value on a nonrecurring basis in accordance with accounting principles generally accepted in the United States of America. These include assets that are measured at the lower of cost or market that were recognized at fair value below cost at the end of the period. Assets measured at fair value on a nonrecurring basis are included in the table below:

	Fair Value Measurements at June 30, 2025 Using
		Quoted Prices in	Significant Other	Significant Other
		Active Markets for	Observable	Unobservable
	June 30,	Identical Assets	Inputs	Inputs
	2025	(Level 1)	(Level 2)	(Level 3)
Assets:
Loans individually evaluated for credit loss	$12,789,222	$—	$—	$12,789,222
Repossessed assets	778,065	—	—	778,065

	Fair Value Measurements at December 31, 2024 Using
		Quoted Prices in	Significant Other	Significant Other
		Active Markets for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
	2024	(Level 1)	(Level 2)	(Level 3)
Assets:
Loans individually evaluated for credit loss	$13,754,065	$—	$—	$13,754,065
Repossessed assets	680,428	—	—	680,428

Loans individually evaluated for credit loss: The Company does not record loans at fair value on a recurring basis. However, periodically, a loan is evaluated individually and is reported at the lower of cost or fair value of the underlying collateral, less estimated costs to sell, if repayment is expected solely from the collateral. If the collateral value is not sufficient, a specific reserve is recorded. Collateral values are estimated using a combination of observable inputs, including recent appraisals, and unobservable inputs based on customized discounting criteria. Due to the significance of unobservable inputs, fair values of individually evaluated collateral dependent loans have been classified as Level 3.

Repossessed assets: Repossessed assets are carried at the estimated fair value of the asset, less disposal costs. The fair value of the asset is determined based upon appraisals. As with individually evaluated loans, if significant adjustments are made to the appraised value, based upon unobservable inputs, the resulting fair value measurement is categorized as a Level 3 measurement.